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                                                                      EX-99.B10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 43/Amendment No. 257 to Registration Statement No. 033-07094/811-03365 of MetLife Investors USA Separate Account A on Form N-4 of our report dated April 6, 2007 relating to the financial statements of MetLife Investors USA Separate Account A and our report dated April 10, 2007 relating to the financial statements of MetLife Investors USA Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by accounting guidance adopted on January 1, 2004), all appearing in the Statement of Additional Information in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 13, 2007